Exhibit 23.1

Henry Schein, Inc.
Melville, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 24, 2004, relating to the consolidated financial statements and schedules of Henry Schein, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 27, 2003.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

November 4, 2004
New York, New York